Exhibit 10.9

English Summary of a lease agreement dated April 15, 2016 (the “Lease”) by and between GXQ Industrial Park Management Ltd. (the “Landlord”) and Sonim Technologies (Shenzhen) Limited (“Sonim”), in order to extend the lease, amended on January 25, 2018

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Leased Property: the leases for the purpose of office and production and warehousing, with its address: room at 203 & 204, Building #2, Phase #2, DaQian Industrial Park, BaoAn district, ShenZhen, China

•	Term: The term started at April 10, 2016 and will end on February 20, 2021

•	Deposit: Sonim must provide a bank guarantee in the amount of RMB 162,139 for securing its obligations.

After the Lease expires, the Landlord will return the guarantee to Sonim.

Special right to Sonim: provided Sonim provides at least three (3) months’ advance notice regarding relocation of the factor to another area, the Landlord will return the deposit.

•	Permitted Use: The permitted use is for office and production and warehousing

•	Sublease: Sonim is not allowed to sublease the property.

•	Rent:

Rent rates: based on the rental area of 1,351.16 square meters

From April 10, 2016 to April 9, 2017, RMB 60 per square meter, with a total monthly rent of RMB 81,069.60

From April 10, 2017 to April 9, 2018, RMB 66 per square meter, with a total monthly rent of RMB 89,176.56

From April 10, 2018 to April 9, 2019, RMB 72.6 per square meter, with a total monthly rent of RMB 98,094.22

From April 10, 2019 to February 20, 2020, RMB 100 per square meter, with a total monthly rent of RMB 135,116.00

From February 21, 2020 to February 20, 2021, RMB 110 per square meter, with a total monthly rent of RMB 148,627.60

Property management fee of RMB 5 per square meter. The property management fee will increase by the same percentage as the corresponding rent fee increases.

•	Insurances, Liability, Maintenance: The Landlord maintains insurance against fire, storm, hail and water damage to the building, and Sonim maintains insurance against the office equipment and fitting.

Sonim will maintain third party insurance to cover the damage of its relatives, employees or visitors.

Landlord is obliged to maintain the facility for normal usage.

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Modifications to leased Premises: Sonim is permitted to effect modifications to the leased premises only with the prior written approval of the Landlord. Sonim and the Landlord will agree on the costs, reimbursement and potential obligations to build-back modifications.